Exhibit 99.1

SciPlay Reports Fourth Quarter Results and Full Year 2020 Results

Strong Financial Results with Fourth Quarter Revenue Growth of 30%

Record Full Year Results with Revenues up 25%, Net Income and AEBITDA up more than 50%

Expanding presence in $20B Casual Market with Upcoming Launch of Solitaire Pets Adventure

LAS VEGAS, March 1, 2021 /PRNewswire/ -- SciPlay Corporation (NASDAQ: SCPL) ("SciPlay" or the "Company") today reported results for the fourth quarter and year ended December 31, 2020.

Josh Wilson, Chief Executive Officer of SciPlay, said, "Our core business has never been healthier as we achieved record results in 2020. Our intense focus on data and live ops is driving tangible success and enhanced monetization of our evergreen franchises. Looking ahead, we couldn't be more excited about our expansion into the casual genre with the launch of Solitaire Pets Adventure this year. This is a major step in our evolution and I'm confident we have the right talent and expertise to leverage our success in the social casino space to the casual genre."

Mike Cody, Chief Financial Officer of SciPlay, added "2020 was an operational and financial success. We grew our full year revenue by 25% and delivered increases in net income and AEBITDA of more than 50%. In addition, we are well positioned to deliver future growth and long-term shareholder value with the acquisition of Come2Play. Our strong financial performance and balance sheet coupled with our high cash generating business provides us with the ability to continue to invest in our evergreen franchises and strategically expand into new genres to diversify our product and revenue base."

SUMMARY RESULTS

($ in millions)	Three months ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue	$147.1	$112.9	$582.2	$465.8
Net income	31.0	28.6	146.0	93.5
Net income margin	21.1%	25.3%	25.1%	20.1%
Net cash provided by operating activities	61.5	32.7	193.4	93.0
Capital expenditures	2.1	2.3	7.1	8.8
Non-GAAP Financial Measures (1)
Adjusted EBITDA ("AEBITDA")	$45.0	$32.1	$188.7	$122.3
AEBITDA margin	30.6%	28.4%	32.4%	26.3%

Balance Sheet Measures	As of December 31, 2020	As of December 31, 2019
Cash and cash equivalents	$268.9	$110.6
Available liquidity(2)	418.9	260.6

(1) The financial measures "AEBITDA" and "AEBITDA margin" are non-GAAP financial measures defined below under "Non-GAAP Financial Measures" and reconciled to the most directly comparable GAAP measures in the accompanying supplemental tables at the end of this release.

(2) Available liquidity is calculated as cash and cash equivalents plus the undrawn capacity on our revolver.

Key Performance Indicators

(in millions, except ARPDAU, AMRPPU, and percentages)
	Three months ended December 31,		Increase / (Decrease)	Year Ended December 31,		Increase / (Decrease)
	2020	2019		2020	2019
Mobile Penetration	87%	84%	3.0pp	87%	83%	4.0pp
Average Monthly Active Users	6.9	7.6	(0.7)	7.4	8.0	(0.6)
Average Daily Active Users	2.5	2.6	(0.1)	2.7	2.7	—
ARPDAU	$0.63	$0.50	$0.13	$0.60	$0.48	$0.12
Average Monthly Paying Users	0.5	0.5	—	0.5	0.5	—
AMRPPU	$91.40	$88.06	$3.34	$92.75	$82.19	$10.56
Payer Conversion Rate	7.8%	6.0%	1.8pp	7.1%	6.0%	1.1pp

Fourth Quarter 2020 Financial Highlights

  Fourth quarter revenue was $147.1 million, and an increase of 30.3% over the prior year period. Mobile revenue grew 31.0% to $128.6 million.
  Net income was $31.0 million compared to $28.6 million in the prior year period, primarily driven by revenue growth. Net income margin was 21.1% for the quarter, a decrease of 420 bps from the prior year period, primarily reflecting the impact of higher stock-based compensation.
  AEBITDA, a non-GAAP financial measure defined below, was $45.0 million compared to $32.1 million, an increase of 40.2% from the prior year period, driven by revenue performance and lower sales and marketing expense as a percentage of revenue. AEBITDA margin, a non-GAAP financial measure defined below, was 30.6%, an increase of 220 bps from the prior year period.
  Net cash provided by operating activities was $61.5 million, a $28.8 million increase over the prior year reflecting continued strong results and timing of payments from platform providers.
  Cash and cash equivalents increased $58.6 million to $268.9 million from the third quarter 2020. Total available liquidity, which includes our undrawn revolver, was $418.9 million at year-end 2020.

Fourth Quarter Key Performance Highlights

  Payer Conversion Rate reached an all-time high of 7.8% validating our strategy of continuing to focus on live operations to enhance game play and engagement, driving increased monetization.
  Average Monthly Revenue Per Paying User (AMRPPU) increased $3.34 to $91.40 over the comparable quarter.
  Average Revenue Per Daily Active User (ARPDAU) grew 26.0% from the prior year period to $0.63.

Full Year 2020 Financial Highlights

  Revenue grew 25.0% to $582.2 million, compared to prior year revenue of $465.8 million. This was due to continued growth in our mobile platform business and increased player engagement as a result of the stay at home measures globally, coupled with the ongoing popularity of our game portfolio.
  Net income increased $52.5 million to $146.0 million as compared to $93.5 million in prior year. Net income margin of 25.1%, up from 20.1% in the prior year.
  AEBITDA, a non-GAAP financial measure defined below, was $188.7 million as compared to $122.3 million, an increase of 54.3%, due to revenue growth, lower IP license costs, and more efficient marketing spend.  AEBITDA margin, a non-GAAP financial measure defined below, was 32.4%, an increase of 610 bps.
  Net cash provided by operating activities was $193.4 million reflecting strong results and timing of payments from platform providers.
  Cash and cash equivalents increased by over $150.0 million to $268.9 million as of year-end 2020.

Full Year 2020 Key Performance Highlights

  Payer Conversion Rate grew 110 basis points to 7.1% validating our strategy of continuing to focus on live operations to enhance game play and engagement, driving increased monetization.
  AMRPPU increased $10.56 to $92.75 over the comparable year.
  ARPDAU grew 25.0% from the prior year period to $0.60.
  Mobile Penetration increased 400 basis points from the prior year to 87%.

Earnings Conference Call
As previously announced, SciPlay executive leadership will host a conference call on Monday, March 1, 2021, at 5:30 p.m. EST to review the Company's fourth quarter and full year results. To access the call live via a listen-only webcast and presentation, please visit http://www.sciplay.com/investors/investor-information/ and click on the webcast link under the Investor Information section. To access the call by telephone, please dial: +1 (412) 317-0790 (U.S. and International) and ask to join the SciPlay Corporation call. A replay of the webcast will be archived in the Investors section on www.sciplay.com.

About SciPlay
We are a leading developer and publisher of digital games on mobile and web platforms. We currently offer seven core games, including four social casino games and three primary casual games, and recently added a solitaire social game targeted toward casual game players. Our social casino games typically include slots-style game play and occasionally include table games-style game play, while our casual games blend slots-style or bingo game play with adventure game features. All of our games are offered and played on multiple platforms, which include Apple, Google, Facebook, Amazon, and Microsoft. In addition to our internally created game content, our content library includes recognizable, real-world slot and table games content from Scientific Games Corporation. This content allows players who like playing land-based slot machines to enjoy some of those same titles in our free-to-play games.

You can access our filings with the SEC through the SEC website at www.sec.gov or through our website, and we strongly encourage you to do so. We routinely post information that may be important to investors on our website at www.sciplay.com/investors/, and we use our website as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC's Regulation Fair Disclosure (Reg FD). The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document, and shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended.

All ® notices signify marks registered in the United States. © 2021 SciPlay Corporation. All Rights Reserved.

SCIPLAY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$147.1	$112.9	$582.2	$465.8
Operating expenses:
Cost of revenue(1)	46.8	35.4	185.3	158.5
Sales and marketing(1)	33.7	31.3	130.7	129.7
General and administrative(1)	19.5	9.4	66.2	40.6
Research and development(1)	9.0	5.5	33.3	23.6
Depreciation and amortization	2.8	1.8	9.7	7.0
Contingent acquisition consideration	—	—	—	1.7
Restructuring and other	0.3	0.3	2.0	1.0
Total operating expenses	112.1	83.7	427.2	362.1
Operating income	35.0	29.2	155.0	103.7
Other (expense) income:
Other (expense) income, net	(1.5)	0.9	(0.6)	(1.5)
Total other (expense) income, net	(1.5)	0.9	(0.6)	(1.5)
Net income before income taxes	33.5	30.1	154.4	102.2
Income tax expense	2.5	1.5	8.4	8.7
Net income	31.0	28.6	146.0	93.5
Less: Net income attributable to the noncontrolling interest	26.6	24.2	125.1	61.1
Net income attributable to SciPlay	$4.4	$4.4	$20.9	$32.4
Basic and diluted net income attributable to SciPlay per share(2):
Basic	$0.19	$0.19	$0.92	$0.53
Diluted	$0.18	$0.19	$0.86	$0.53

Weighted average number of shares of Class A common stock used in per share calculation:
Basic shares	22.9	22.7	22.8	22.7
Diluted shares	24.8	22.7	24.4	22.7

(1) Excludes depreciation and amortization.

(2) For the year ended December 31, 2019 basic and diluted earnings per share and weighted average shares of Class A common stock is applicable only for the period from May 7, 2019 to December 31, 2019, which is the period following SciPlay Corporation's IPO.

SCIPLAY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except par value)

	As of December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$268.9	$110.6
Accounts receivable, net (allowance for doubtful accounts of $—)	36.6	32.1
Prepaid expenses and other current assets	5.9	4.3
Total current assets	311.4	147.0
Property and equipment, net	4.4	4.6
Operating lease right-of-use assets	8.5	6.0
Goodwill	129.8	120.7
Intangible assets and software, net	30.3	17.0
Deferred income taxes	82.5	87.1
Other assets	1.9	2.2
Total assets	$568.8	$384.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$23.2	$12.8
Accrued liabilities	22.9	13.7
Due to affiliate	5.5	2.7
Total current liabilities	51.6	29.2
Operating lease liabilities	7.5	5.2
Liabilities under TRA	68.5	72.7
Other long–term liabilities	5.7	—
Total stockholders' equity	435.5	277.5
Total liabilities and stockholders' equity	$568.8	$384.6

(1) Includes $355.5 million and $223.4 million in Noncontrolling interest as of December 31, 2020 and December 31, 2019, respectively.

SCIPLAY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net cash provided by operating activities	61.5	$32.7	$193.4	$93.0
Net cash (used in) investing activities	(2.1)	(2.3)	(19.7)	(8.8)
Net cash (used in) provided by financing activities	(1.4)	(1.2)	(16.0)	15.9
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.6	0.1	0.6	0.5
Increase in cash, cash equivalents and restricted cash	58.6	29.3	158.3	100.6
Cash, cash equivalents and restricted cash, beginning of period	210.3	81.3	110.6	10.0
Cash, cash equivalents and restricted cash, end of period	$268.9	$110.6	$268.9	$110.6

Supplemental cash flow information:
Cash paid for income taxes	$0.5	$0.8	$2.0	$1.5
Cash paid for contingent consideration included in operating activities	—	3.0	4.0	25.2
Payment for Scientific Games' intellectual property license included in Distributions to Scientific Games and affiliates, net	—	—	—	255.0

SCIPLAY CORPORATION
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO SCIPLAY TO AEBITDA
(Unaudited, in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income attributable to SciPlay	$4.4	$4.4	$20.9	$32.4
Net income attributable to noncontrolling interest	26.6	24.2	125.1	61.1
Net income	31.0	28.6	146.0	93.5
Restructuring and other(1)	0.3	0.3	2.0	2.7
Depreciation and amortization	2.8	1.8	9.7	7.0
Income tax expense	2.5	1.5	8.4	8.7
Stock-based compensation	6.9	0.8	22.0	8.9
Other expense (income), net	1.5	(0.9)	0.6	1.5
AEBITDA	$45.0	$32.1	$188.7	$122.3
Revenue	$147.1	$112.9	$582.2	$465.8
Net income margin (Net income/Revenue)	21.1%	25.3%	25.1%	20.1%
AEBITDA margin (AEBITDA/Revenue)	30.6%	28.4%	32.4%	26.3%
Royalties for Scientific Games IP(2)	$—	$—	$—	$10.2

(1) Refer to AEBITDA definition for a description of items included in restructuring and other.

(2) Under the terms of the revised IP License Agreement, as more fully described in Note 10 of our annual report on Form 10-K, we acquired an exclusive (subject to certain limited exceptions), perpetual, non-royalty-bearing license for intellectual property created or acquired by SG Gaming or its affiliates, which resulted in no future royalties or fees for our use of intellectual property owned by SG Gaming or its affiliates in our currently available games.

Forward-Looking Statements

Throughout this press release, we make "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "target," "should," "could," "potential," "opportunity," "goal," or similar terminology. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things:

  the impact of the COVID-19 pandemic and any resulting social, political, economic and financial complications;
  our ability to attract and retain players;
  expectations of growth in total consumer spending on social gaming, including social casino gaming;
  our reliance on third-party platforms;
  our ability to continue to launch and enhance games that attract and retain a significant number of paying players;
  our reliance on a small percentage of our players for nearly all of our revenue;
  our ability to adapt to, and offer games that keep pace with, changing technology and evolving industry standards;
  competition;
  our dependence on the optional virtual coins, chips and bingo cards (collectively referred to as "coins, chips and cards") to supplement the availability of periodically offered free coins, chips and cards;
  restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness;
  the discontinuation or replacement of LIBOR, which may adversely affect interest rates;
  fluctuations in our results due to seasonality and other factors;
  dependence on skilled employees with creative and technical backgrounds;
  our ability to use the intellectual property rights of our parent, Scientific Games Corporation, and other third parties, including the third-party intellectual property rights licensed to Scientific Games Corporation, under our intellectual property license agreement ("IP License Agreement") with our parent;
  protection of our proprietary information and intellectual property, inability to license third-party intellectual property and the intellectual property rights of others;
  security and integrity of our games and systems;
  security breaches, cyber-attacks or other privacy or data security incidents, challenges or disruptions;
  reliance on or failures in information technology and other systems;
  the impact of legal and regulatory restrictions on our business, including significant opposition in some jurisdictions to interactive social gaming, including social casino gaming, and how such opposition could lead these jurisdictions to adopt legislation or impose a regulatory framework to govern interactive social gaming or social casino gaming specifically, and how this could result in a prohibition on interactive social gaming or social casino gaming altogether, restrict our ability to advertise our games, or substantially increase our costs to comply with these regulations;
  laws and government regulations, both foreign and domestic, including those relating to our parent, Scientific Games Corporation, and to data privacy and security, including with respect to the collection, storage, use, transmission, sharing and protection of personal information and other consumer data, and those laws and regulations that affect companies conducting business on the internet, including ours;
  the continuing evolution of the scope of data privacy and security regulations, and our belief that the adoption of increasingly restrictive regulations in this area is likely within the U.S. and other jurisdictions;
  risks relating to foreign operations, including the complexity of foreign laws, regulations and markets; the uncertainty of enforcement of remedies in foreign jurisdictions; the effect of currency exchange rate fluctuations; the impact of foreign labor laws and disputes; the ability to attract and retain key personnel in foreign jurisdictions; the economic, tax and regulatory policies of local governments; compliance with applicable anti-money laundering, anti-bribery and anti-corruption laws;
  influence of certain stockholders, including decisions that may conflict with the interests of other stockholders;
  our ability to achieve some or all of the anticipated benefits of being a standalone public company;
  our dependence on distributions from SciPlay Parent Company, LLC ("SciPlay Parent LLC") to pay our taxes and expenses, including substantial payments we will be required to make under the Tax Receivable Agreement (the "TRA");
  failure to establish and maintain adequate internal control over financial reporting;
  stock price volatility;
  litigation and other liabilities relating to our business, including litigation and liabilities relating to consumer protection, gambling-related matters, employee matters, alleged service and system malfunctions, alleged intellectual property infringement and claims relating to our contracts, licenses and strategic investments;
  our ability to complete acquisitions and integrate businesses successfully;
  our ability to pursue and execute new business initiatives;
  natural events and health crises that disrupt our operations or those of our providers or suppliers;
  changes in tax laws or tax rulings, or the examination of our tax positions;
  our dependence on certain key providers;
  U.S. and international economic and industry conditions;

Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K and quarterly reports on Form 10-Q. Additional information will also be set forth in our annual report on Form 10-K for the year ended December 31, 2020 (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

You should also note that this press release may contain references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us and we do not make any representation as to the accuracy of that information. In general, we believe there is less publicly available information concerning international social gaming industries than the same industries in the U.S. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors" in Part I, Item 1A of this Annual Report on Form 10-K. These and other factors could cause future performance to differ materially from our assumptions and estimates.

Non-GAAP Financial Measures

Adjusted EBITDA, or AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net income attributable to SciPlay as the most directly comparable GAAP measure as set forth in the above table. We define AEBITDA to include net income attributable to SciPlay before: (1) net income attributable to noncontrolling interest; (2) interest expense; (3) income tax expense; (4) depreciation and amortization; (5) restructuring and other, which includes charges or expenses attributable to: (a) employee severance; (b) management changes; (c) restructuring and integration; (d) M&A and other, which includes: (i) M&A transaction costs; (ii) purchase accounting adjustments; (iii) unusual items (including certain legal settlements) and (iv) other non-cash items; (e) contingent acquisition consideration and (f) cost-savings initiatives; (6) stock-based compensation; (7) loss (gain) on debt financing transactions; and (8) other expense (income) including foreign currency (gains) and losses. We also use AEBITDA margin, a non-GAAP measure, which we calculate as AEBITDA as a percentage of revenue.

Our management uses AEBITDA and AEBITDA margin to, among other things: (i) monitor and evaluate the performance of our business operations; (ii) facilitate our management's internal comparisons of our historical operating performance and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. In addition, our management uses AEBITDA and AEBITDA margin to facilitate management's external comparisons of our results to the historical operating performance of other companies that may have different capital structures and debt levels. Our management believes that AEBITDA and AEBITDA margin are useful as they provide investors with information regarding our financial condition and operating performance that is an integral part of our management's reporting and planning processes. In particular, our management believes that AEBITDA is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes have less bearing on our ongoing underlying operating performance. Management believes AEBITDA margin is useful as it provides investors with information regarding the underlying operating performance and margin generated by our business operations.

CONTACT: Media Relations: Christina Karas +1 702-532-7986, Senior Director, Corporate Communications media@scientificgames.com, Investor Relations: Michael Cody +1 319-229-8332, Chief Financial Officer